EXHIBIT 1


                 EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC.

                SCHEDULE OF WEIGHTED AVERAGE SHARES OUTSTANDING


                                                                    Three Months Ended
                                                                        November 30,
                                                              -------------------------------
                                                                 1997                1996
                                                              -----------         ----------
Weighted average shares of common stock.............            6,233,400          6,185,100

Impact of dilutive stock options
   as of November 30, 1997 and 1996,
respectively........................................               14,900             12,700
                                                                ---------          ---------
Weighted average shares of common stock.............            6,248,300          6,197,800
                                                                =========          =========


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